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As filed with the Securities and Exchange Commission on August 26, 2005

Registration No. 333-127160

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QWEST COMMUNICATIONS INTERNATIONAL INC.	QWEST SERVICES CORPORATION	QWEST CAPITAL FUNDING, INC.
(Exact name of registrant as specified in its charter) 4813 (Primary Standard Industrial Classification Code Number)
Delaware (State or other jurisdiction of incorporation or organization)	Colorado (State or other jurisdiction of incorporation or organization)	Colorado (State or other jurisdiction of incorporation or organization)
84-1339282 (I.R.S. Employer Identification Number)	84-1339283 (I.R.S. Employer Identification Number)	84-1028672 (I.R.S. Employer Identification Number)

1801 California Street Denver, Colorado 80202 (303) 922-1400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Stephen E. Brilz Deputy General Counsel Qwest Communications International Inc. 1801 California Street Denver, Colorado 80202 (303) 922-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to: Richard M. Russo Gibson, Dunn & Crutcher LLP 1801 California Street, Suite 4200 Denver, Colorado 80202 (303) 298-5700
and
Jeffery L. Norton Peter E. Ruhlin Linklaters 1345 Avenue of the Americas New York, New York 10105 (212) 424-9000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

EXPLANATORY NOTE

        The purpose of this Amendment No. 1 is solely to file Exhibit 24.2 to this registration statement as set forth below in Item 16 of Part II. No changes have been made to Part I or Items 14, 15, or 17 of the registration statement. Accordingly, they have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

        A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act, Qwest Communications International Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 26, 2005.

QWEST COMMUNICATIONS INTERNATIONAL INC.
By:	*
Name: Oren G. Shaffer Title: Vice Chairman and Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Richard C. Notebaert	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	August 26, 2005
* Oren G. Shaffer	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	August 26, 2005
* John W. Richardson	Controller and Senior Vice President (Principal Accounting Officer)	August 26, 2005
* Linda G. Alvarado	Director	August 26, 2005
* Philip F. Anschutz	Director	August 26, 2005
* Charles L. Biggs	Director	August 26, 2005
* K. Dane Brooksher	Director	August 26, 2005
* Cannon Y. Harvey	Director	August 26, 2005
* Peter S. Hellman	Director	August 26, 2005
* Vinod Khosla	Director	August 26, 2005
* Frank P. Popoff	Director	August 26, 2005

*By:	/s/ STEPHEN E. BRILZ Stephen E. Brilz Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, Qwest Services Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 26, 2005.

QWEST SERVICES CORPORATION
By:	*
Name: Oren G. Shaffer Title: Vice Chairman and Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Richard C. Notebaert	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	August 26, 2005
* Oren G. Shaffer	Director, Vice Chairman and Chief Financial Officer (Principal Financial Officer)	August 26, 2005
* John W. Richardson	Controller and Senior Vice President (Principal Accounting Officer)	August 26, 2005

*By:	/s/ STEPHEN E. BRILZ Stephen E. Brilz Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, Qwest Capital Funding, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, August 26, 2005.

QWEST CAPITAL FUNDING, INC.
By:	*
Name: Oren G. Shaffer Title: Vice Chairman and Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Richard C. Notebaert	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	August 26, 2005
* Oren G. Shaffer	Director, Vice Chairman and Chief Financial Officer (Principal Financial Officer)	August 26, 2005
* John W. Richardson	Controller and Senior Vice President (Principal Accounting Officer)	August 26, 2005

*By:	/s/ STEPHEN E. BRILZ Stephen E. Brilz Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement for debt securities and/or warrants to purchase debt securities.*
1.2	Form of Underwriting Agreement for equity securities and/or warrants to purchase equity securities.*
1.3	Form of Underwriting Agreement for convertible debt securities and/or warrants to purchase convertible debt securities.*
1.4	Form of Distribution Agreement.*
4.1
Restated Certificate of Incorporation of Qwest Communications International Inc. (incorporated by reference to Qwest's Registration Statement on Form S-4/A, filed September 17, 1999, File No. 333-81149).
4.2
Certificate of Amendment of Restated Certificate of Incorporation of Qwest Communications International Inc. (incorporated by reference to Qwest Communications International Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, File No. 001-15577).
4.3
Amended and Restated Bylaws of Qwest Communications International Inc., adopted as of July 1, 2002 and amended as of May 25, 2004 (incorporated by reference to Qwest Communications International Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, File No. 001-15577).
4.4
Amended and Restated Articles of Incorporation of Qwest Services Corporation (incorporated by reference to the Registration Statement of Qwest Services Corporation, Qwest Communications International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115-02).
4.5
Amended and Restated Bylaws of Qwest Services Corporation, effective as of February 13, 2003 (incorporated by reference to the Registration Statement of Qwest Services Corporation, Qwest Communications International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115-02).
4.6
Amended and Restated Articles of Incorporation of Qwest Capital Funding, Inc. (incorporated by reference to the Registration Statement of Qwest Services Corporation, Qwest Communications International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115-01).
4.7
Amended and Restated Bylaws of Qwest Capital Funding, Inc., effective as of February 13, 2003 (incorporated by reference to the Registration Statement of Qwest Services Corporation, Qwest Communications International Inc., and Qwest Capital Funding, Inc. on Form S-4 filed May 3, 2004, File No. 333-115115-01).
4.8(a)	Form of Senior Debt Indenture.†
4.8(b)	Form of Subordinated Debt Indenture.†
4.9	Form of Global Senior Note.*
4.10	Form of Global Senior Convertible Note.*
4.11	Form of Global Subordinated Note.*
4.12	Form of Global Subordinated Convertible Note.*

4.13	Specimen of Certificate Representing the Company's Common Stock.†
4.14	Form of Certificate of Designation for Preferred Stock of the Company.*
4.15	Form of Warrant Agreement.*
4.16	Form of Depositary Agreement.*
4.17	Form of Depositary Receipt.*
4.18	Form of Purchase Contract Agreement.*
4.19	Form of Unit Agreement.*
4.20	Form of Unit Certificate.*
5.1	Opinion of Stephen E. Brilz, Esq.†
12.1
Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Qwest Communications International Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004, filed February 18, 2005, File No. 1-15577).
23.1	Consent of Independent Registered Public Accounting Firm.†
23.2	Consent of Stephen E. Brilz, Esq. (included in the opinion referred to in Exhibit 5.1 above).†
24.1	Qwest Communications International Inc. and Qwest Services Corporation Power of Attorney.†
24.2	Qwest Capital Funding, Inc. Power of Attorney.
25.1	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Senior Debt Indenture.*
25.2	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Subordinated Debt Indenture.*

*
To be filed by amendment or via Form 8-K.
()
Previously filed in other reports.
†
Previously filed with this registration statement.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
EXHIBIT INDEX